                                                                    EXHIBIT 23.5

                        CONSENT OF INDEPENDENT AUDITORS

The Board of Directors
Entel Telefonia Personal S.A.

    We consent to the use in this Registration Statement of Propel, Inc. on Form S-1 of our report dated January 21, 2000, except for Note 29 as to which the date is April 24, 2000, (relating to the consolidated financial statements of Entel Telefonia Personal S.A. and Subsidiaries) and to the reference to our firm under the heading "Experts" in the prospectus.

                                           /s/ Deloitte & Touche

Santiago, Chile
September 18, 2000